Exhibit 10(e)


                THE QUAKER OATS COMPANY STOCK COMPENSATION PLAN
                             FOR OUTSIDE DIRECTORS
          (As Amended and Restated Effective as of November 1, 1996)

      1. Purpose. The Quaker Oats Company (the "Company") has amended and restated this Stock Compensation Plan (the "Plan"), effective as of November 1, 1996, to promote the interests of the Company and its shareholders by causing a portion of the total compensation payable to its outside directors to be deferred and paid in the form of Company stock, thereby increasing the director's beneficial ownership of Company stock and their proprietary interest in the Company.

      2. Common Stock Units. In addition to the cash compensation otherwise payable to its outside directors, the Company shall establish and maintain a Deferred Stock Account in the name of each outside director. Subject to the provisions of Section 10, as of the first day of each fiscal year or period, the Company shall credit 800 Common Stock Units to the Deferred Stock Account of each person who was an outside director of the Company on the last day of the immediately preceding fiscal year or period or who ceased to be a director during such preceding fiscal year or period by reason of his retirement, disability or death. In the event such immediately preceding fiscal period is less than twelve months, the number of Common Stock Units to be credited as stated above shall be pro rated based upon the number of months in such fiscal period.

     3. Dividend Equivalents. As of each dividend payment date declared with respect to the Company's common stock, the Company shall credit the Deferred Stock Account of each director with an additional number of Common Stock Units equal to:

     a) the product of (I) the dividend per share of the Company's common stock which is payable as of the dividend payment date, multiplied by (II) the number of Common Stock Units credited to the director's Deferred Stock Account as of the applicable dividend record date;

                                   DIVIDED BY

     b) the closing price of a share of the Company's common stock on the dividend payment date (or if such stock was not traded on that date, on the next preceding date on which it was traded), as reported by the New York Stock Exchange - Composite Transactions Reporting System;

provided, however, that in lieu of crediting fractional Common Stock Units, the value thereof shall be carried forward, without interest, and treated as an additional dividend on the next following dividend payment date.

      4. Transfer of Shares of Common Stock. Each director, or in the event of his death his beneficiary, shall be entitled to receive one share of the Company's common stock for each Common Stock Unit credited to his Deferred Stock Account. Unless otherwise elected by the director or beneficiary in accordance with the following provisions of this Section 4, all such shares shall be transferred to the director or beneficiary as of the January 1 next following the date on which the director ceases to be a director for any reason. At any time prior to the first day of the first fiscal year that the Company is to credit Common Stock Units to the Director's Deferred Stock Account, the director shall irrevocably elect to have such shares of common stock transferred to him (or in the event of his death his beneficiary) in fifteen or fewer annual installments commencing as of the January 1 next following such cessation. The number of shares of common stock to be distributed with each installment shall be equal to the whole number obtained by dividing the number of Common Stock Units then credited to the director's Deferred Stock Account by the number of unpaid installments. Common Stock
Units with respect to which no transfer of stock has yet occurred shall continue to be credited with dividend equivalents in accordance with Section 3. As of the date on which the last transfer of shares of common stock is made to any director or his beneficiary under this Section 4, the Company shall pay the director or beneficiary (a) the net amount of any dividend equivalents carried over to the year in accordance with Section 3; and (b) the amount which would be determined in accordance with Section 3, paragraph (a), for any dividend payment date following the actual last transfer date, if such transfer follows the record date relating to such dividend payment date.

      5. Beneficiary. Each director may, from time to time, in writing filed with the Secretary of the Company, designate any legal or natural person or persons (who may be designated contingently or successively) to whom shares of the Company's common stock attributable to his Common Stock Units are to be transferred if the director dies prior to his receipt of all such shares. A beneficiary designation will be effective only if the signed form is filed with the Secretary of the Company while the director is alive and will cancel all beneficiary designation forms filed earlier. If a director fails to designate a beneficiary as provided above, or if all designated beneficiaries die before the director or before transfer of all shares of common stock attributable to the director's Common Stock Units, all remaining shares attributable to such Common Stock Units shall be transferred to the estate of the last to die of the director and his designated beneficiaries as soon as practicable after such death.

      6. Acceleration. The Compensation Committee of the Company's Board of Directors (the "Compensation Committee" and the "Board") may accelerate the transfer of shares of common stock with respect to Common Stock Units credited to the Deferred Stock Account of any director or directors for reasons of individual hardship, death, changes in tax laws or accounting principles or any other reason which negates or diminishes the continued value of the Deferred Stock Account to the Company or its directors; provided however that following a Change in Control, as defined in Section 7 hereof, such acceleration may be carried out for any reason deemed appropriate by the Compensation Committee.

      7. Change in Control. A "Change in Control" shall be deemed to have occurred if:

     (a) any "Person," which shall mean a "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions
          as their ownership  of   stock  of  the  Company),  is or becomes the
          "beneficial   owner"   (as   defined   in   Rule   13d-3  under   the
          Exchange Act), directly   or indirectly, of securities of the Company
          representing 30% or more of the combined voting power of the Company's
          then outstanding  voting   securities;  provided,  however, that this
          paragraph (a) shall not apply to any Person who becomes such a beneficial owner of such Company securities pursuant to an agreement
          with the Company approved   by  the  Board,  entered into before such
          Person has become such a beneficial owner of Company securities representing 5% or more of the combined voting power of the Company's then outstanding voting securities;

     (b) during any period of 24 consecutive months (not including any period prior to November 13, 1996), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (a),
          (c)(2) or (d) of this Section) whose election by the Board, or whose nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors before the beginning of the period cease for any reason to constitute at least a majority thereof;

     (c) the stockholders of the Company approve (1) a plan of complete liquidation of the Company or (2) the sale or disposition by the Company of all or substantially all of the Company's assets unless the acquirer of the assets or its directors shall meet the conditions for a merger or consolidation in subparagraphs (d)(1) or (d)(2); or

     (d) the stockholders of the Company approve a merger or consolidation of the Company with any other company other than:

               (1) such a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the Company's or such surviving entity's outstanding voting securities immediately after such merger or consolidation; or

               (2) such a merger or consolidation which would result in the directors of the Company who were directors immediately prior thereto continuing to constitute at least 50% of the directors of the surviving entity immediately after such merger or consolidation.

          In this paragraph (d), "surviving entity" shall mean only an entity in which all of the Company's stockholders immediately before such merger or consolidation become stockholders by the terms of such merger or consolidation, and the phrase "director of the Company who were directors immediately prior thereto" shall include only individuals who were directors of the Company at the beginning of the 24 consecutive month period preceding the date of such merger on consolidation, or who were new directors (other than any director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (a),
          (c)(2), (d)(1) or (d)(2) of this Section) whose election by the Board, or whose nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors before the beginning of such period.

            8. Nontransferability. The interests of any director of beneficiary under the Plan are not subject to the claims of his creditors and may not otherwise be voluntarily or involuntarily assigned, alienated or encumbered.

           9. Shareholder Status. As of the date of transfer, a director or beneficiary shall have all rights of the shareholder with respect to shares of common stock transferred in accordance with Section 4. Prior to such date, the Company's obligation under this Plan is an unsecured promise to deliver shares of the Company's common stock. The Company shall not hold any such shares in trust or as a segregated fund.

          10. Changes in Stock. In the event of any change in the outstanding shares of the Company's common stock by reason of any stock dividend, split up, recapitalization, merger, consolidation, exchange of shares or other similar corporate change, the number of Common Stock Units to be credited in accordance with Section 2 and the shares of common stock to be transferred in accordance with Section 4 shall be adjusted proportionately.

           11. Successors. This Plan shall be binding upon any assignee or successor in interest to the Company whether by merger, consolidation or sale of all or substantially all of the Company's assets.

           12. Amendment and Termination. The Board may, from time to time, amend or terminate the Plan; provided, however, that no such amendment or termination shall adversely affect the rights of any director or beneficiary without his consent with respect to Common Stock Units credited prior to such amendment or termination.

                IN WITNESS WHEREOF, this Plan, as stated, is effective as of November 1, 1996 and is executed by a duly authorized officer of the Company.


                                   THE QUAKER OATS COMPANY


     March 5, 1997                 By:  /s/Douglas J. Ralston
                                  Its: Senior Vice President